Exhibit 99.1
FOR IMMEDIATE RELEASE

Date:	October 25, 2017

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL REPORTS RESULTS
FOR THIRD QUARTER 2017

•	Q3 2017 worldwide revenue of $179.3 million ($178.3 million on a comparable, constant currency* basis), up 14.2% as reported (up 13.6% on a comparable, constant currency* basis) over Q3 2016

•
YTD 2017 worldwide revenue of $537.0 million ($539.1 million on a comparable, constant currency* basis), up 20.4% as reported (up 20.8% on a comparable, constant currency* basis) over the same period in 2016

•
Q3 2017 core revenue* up 5.1% over Q3 2016 core revenue* (core revenue* up 4.5% on a comparable, constant currency* basis); YTD 2017 core revenue* up 8.6% over core revenue* for the same period of 2016 (core revenue* up 8.9% on a comparable, constant currency* basis)

•	Q3 2017 GAAP EPS was a loss of $(0.07), compared to income of $0.02 in Q3 2016; Q3 2017 non-GAAP EPS* was $0.32, compared to $0.26 in Q3 2016

•	Q3 2017 GAAP gross margin was 44.9%, compared to 43.2% in Q3 2016; Q3 2017 non-GAAP gross margin* was 48.1%, compared to 46.8% for Q3 2016
* Non-GAAP net income, non-GAAP EPS, constant currency revenue, core revenue, core revenue on a constant currency basis and non-GAAP gross margin are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measure is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, UTAH - Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $179.3 million for the quarter ended September 30, 2017, an increase of 14.2% over revenue of $157.0 million for the quarter ended September 30, 2016. On a comparable, constant currency* basis, revenue for the third quarter of 2017 would have been up 13.6% over revenue for the comparable quarter of 2016. For the nine months ended September 30, 2017, revenue was $537.0 million, up 20.4% compared to revenue of $446.1 million for the nine months ended September 30, 2016. On a comparable, constant currency* basis, revenue for the nine months ended September 30, 2017 would have been up 20.8% over revenue for the comparable period of 2016.

Merit’s GAAP net loss for the third quarter of 2017 was $(3.6) million, or $(0.07) per share, compared to net income of $1.0 million, or $0.02 per share, for the third quarter of 2016. During the third quarter of 2017, Merit made investments in intellectual property of approximately $12.1 million as part of asset and equity acquisitions which were recorded as acquired in-process research and development expense. Merit also recognized a reduction of $778,000 to the gain on bargain purchase related to the acquisition of the critical care business of Argon Medical Devices, Inc. earlier in the year. Merit’s non-GAAP net income* for the quarter ended September 30, 2017 was $16.5 million, or $0.32 per share, compared to $11.5 million, or $0.26 per share, for the quarter ended September 30, 2016.

Merit’s GAAP net income for the nine months ended September 30, 2017 was $20.7 million, or $0.42 per share, compared to $12.6 million, or $0.28 per share, for the nine months ended September 30, 2016. Merit’s non-GAAP net income* for the nine months ended September 30, 2017 was $47.4 million, or $0.96 per share, compared to $31.4 million, or $0.70 per share, for the nine months ended September 30, 2016.

Merit’s revenue by category for the three and nine-month periods ended September 30, 2017, compared to the corresponding periods in 2016, was as follows:

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2017	2016	% Change	2017	2016
Cardiovascular
Stand-alone devices	34.2%	$68,724	$51,195	45.6%	$203,434	$139,729
Custom kits and procedure trays	0.7%	30,436	30,223	2.2%	91,107	89,164
Inflation devices	9.0%	20,033	18,371	8.3%	59,329	54,774
Catheters	5.3%	31,751	30,139	12.2%	94,357	84,078
Embolization devices	9.3%	12,252	11,207	8.8%	36,936	33,937
CRM/EP	1.7%	9,527	9,368	18.9%	31,977	26,889
Total	14.8%	172,723	150,503	20.7%	517,140	428,571

Endoscopy
Endoscopy devices	2.2%	6,614	6,472	12.9%	19,815	17,552

Total	14.2%	$179,337	$156,975	20.4%	$536,955	$446,123

Note: Certain revenue categories for 2016 have been adjusted to reflect changes in product classifications to be consistent with updates in the management of Merit's product portfolios in 2017.

“Despite challenges with the general conditions of summer selling, the company delivered earnings above expectations which demonstrates both our commitment and discipline to our financial and operating plan, which, except as discussed below, we are confirming for the balance of this year, as well as our announced plans for 2018 and 2019,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Recently, we made four strategic tuck-in acquisitions. The first, the assets we acquired from Laurane Medical, add additional bone biopsy technology to our biopsy portfolio. Second, we acquired the assets of Osseon, which adds products and technology to our vertebral augmentation and kyphoplasty portfolio. The products and technologies acquired in these two transactions will be manufactured at our facility in Ireland as we scale both of these businesses.”

“Third is the acquisition of IntelliMedical Technologies in Melbourne, Australia. IntelliMedical is an early-stage company which has developed technology designed to use magnets and Bluetooth® technology to steer guide wires remotely. This follows a number of new products, such as the SwiftNINJA® Steerable Microcatheter and the HeartSpan® Steerable Sheath, which provide improved accuracy and speed during procedures,” Lampropoulos said. “This technology will require further development, but it provides an important base for this and future technologies in this expanding and exciting area. The R&D cost of commercializing the technology is budgeted within our existing committed structure of R&D spending."

“Finally, in the first few days of October, we acquired ITL Healthcare, a custom procedure pack business based in Melbourne, Australia, which we believe will allow us to leverage the infrastructure we have established in Australia," Lampropoulos said.

2017 Guidance
Due to the impact of the in-process research and development charge attributable to the IntelliMedical acquisition completed in the third quarter, Merit is updating its 2017 GAAP EPS guidance. Merit estimates that for the year ending December 31, 2017, absent material acquisitions or non-recurring transactions, Merit's GAAP EPS will be in the range of $0.55 - $0.61, down from $0.80 - $0.86. Merit reaffirms its guidance previously issued for the year ended December 31, 2017 of revenues in the range of $722 - $727 million, GAAP gross margin of 45.0% - 45.5%, non-GAAP gross margin* of 48.0% - 48.5%, and non-GAAP EPS* in the range of $1.23 - $1.28. Merit’s financial guidance for the year ending December 31, 2017 is subject to risks and uncertainties identified in Merit’s press releases, public statements and public filings.

CONFERENCE CALL
Merit will hold its investor conference call (conference ID 96826880) today, Wednesday, October 25, 2017, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$23,362	$19,171
Trade receivables, net	101,394	80,521
Employee receivables	147	198
Other receivables	5,900	5,445
Inventories	145,598	120,695
Prepaid expenses and other assets	20,581	6,226
Prepaid income taxes	2,792	2,525
Deferred income tax assets	—	8,219
Income tax refunds receivable	91	423
Total Current Assets	299,865	243,423

Property and equipment, net	290,282	276,573

Intangibles, net	228,503	182,697
Goodwill	234,043	211,927
Deferred income tax assets	2,046	171
Other assets	32,412	28,012
Total Assets	$1,087,151	$942,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$32,291	$30,619
Accrued expenses	56,508	44,947
Current portion of long-term debt	16,962	10,000
Advances from employees	542	572
Income taxes payable	1,435	2,193
Total Current Liabilities	107,738	88,331

Deferred income tax liabilities	23,764	25,981
Liabilities related to unrecognized tax benefits	438	438
Deferred compensation payable	10,319	9,211
Deferred credits	2,439	2,550
Long-term debt	260,978	314,373
Other long-term obligations	14,659	3,730
Total Liabilities	420,335	444,614

Stockholders' Equity
Common stock	351,321	206,186
Retained earnings	314,602	293,885
Accumulated other comprehensive income (loss)	893	(1,882)
Total stockholders' equity	666,816	498,189
Total Liabilities and Stockholders' Equity	$1,087,151	$942,803

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

SALES	$179,337	$156,975	$536,955	$446,123

COST OF SALES	98,823	89,160	296,358	251,354

GROSS PROFIT	80,514	67,815	240,597	194,769

OPERATING EXPENSES
Selling, general and administrative	54,716	53,198	169,896	138,556
Research and development	12,838	11,424	38,676	33,440
Acquired in-process research and development	12,061	300	12,136	400
Contingent consideration expense (benefit)	20	(94)	39	99
Total	79,635	64,828	220,747	172,495

INCOME FROM OPERATIONS	879	2,987	19,850	22,274

OTHER INCOME (EXPENSE)
Interest income	94	29	266	55
Interest expense	(1,590)	(3,022)	(5,935)	(6,120)
Gain on bargain purchase	(778)	—	10,796	—
Other income (expense) - net	(810)	1	(376)	(445)
Total other income (expense) - net	(3,084)	(2,992)	4,751	(6,510)

INCOME (LOSS) BEFORE INCOME TAXES	(2,205)	(5)	24,601	15,764

INCOME TAX EXPENSE (BENEFIT)	1,364	(978)	3,884	3,149

NET INCOME (LOSS)	$(3,569)	$973	$20,717	$12,615

EARNINGS PER COMMON SHARE-
Basic	$(0.07)	$0.02	$0.43	$0.28

Diluted	$(0.07)	$0.02	$0.42	$0.28

AVERAGE COMMON SHARES-
Basic	50,150	44,447	48,332	44,346

Diluted	51,599	45,000	49,555	44,763

Non-GAAP Financial Measures
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	constant currency revenue;

•	core revenue;

•	core revenue on a constant currency basis;

•	non-GAAP earnings per share;

•	non-GAAP gross margin; and

•	non-GAAP net income.
Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin and non-GAAP net income (in each case, as further illustrated in the reconciliation table below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation or governmental proceedings. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue
Merit’s revenue on a constant currency basis is prepared by translating the current-period reported revenue of subsidiaries whose functional currency is other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. The constant currency revenue adjustments of $(1.0) million and $2.1 million for the three and nine-month periods ended September 30, 2017, respectively, were calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2016, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis
Merit’s core revenue is defined as reported revenue excluding revenues from the acquisitions of the HeRO® Graft (excluded January 2017 only), DFINE, Inc. (through June) in 2016, Catheter Connections, Inc. and the critical care division of Argon Medical Devices, Inc. in January 2017, Osseon LLC in July 2017, and Laurane Medical S.A.S. in August 2017. Core revenue on a constant currency basis is defined as core revenue plus the foreign exchange impact related to those core sales, using the applicable foreign exchange rates in effect for the comparable prior-year periods presented.

Non-GAAP Gross Margin
Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, inventory mark-up related to acquisitions and severance.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from litigation or governmental proceedings, as well as other items set forth in the table below.

Non-GAAP EPS
Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Other Non-GAAP Financial Measure Reconciliation
The following table sets forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP for the three and nine-month periods ended September 30, 2017 and 2016. The non-GAAP income adjustments referenced in the following table do not reflect stock-based compensation expense of approximately $1.2 million and $0.5 million for the three-month periods ended September 30, 2017 and 2016, respectively, and approximately $2.9 million and $1.9 million for the nine-month periods ended September 30, 2017 and 2016, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Three Months Ended
	September 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$(2,205)	$(1,364)	$(3,569)	$(0.07)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	5,472	(2,056)	3,416	0.07
Inventory mark-up related to acquisitions	242	(94)	148	—
Selling, General and Administrative
Severance	396	(154)	242	—
Acquisition-related (b)	1,729	(666)	1,063	0.02
Fair value adjustment to contingent consideration (c)	20	(8)	12	—
Long-term asset impairment charge (d)	67	(26)	41	—
Acquired in-process research and development	12,061	(68)	11,993	0.23
Amortization of intangibles	1,530	(591)	939	0.02
Special legal expense (e)	2,118	(824)	1,294	0.03
Other (Income) Expense
Gain on bargain purchase (f)	778	—	778	0.02
Amortization of long-term debt issuance costs	171	(67)	104	—

Non-GAAP net income	$22,379	$(5,918)	$16,461	$0.32

Diluted shares				51,599

	Three Months Ended
	September 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$(5)	$978	$973	$0.02

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	4,446	(1,653)	2,793	0.06
Inventory mark-up related to acquisitions	1,202	(468)	734	0.02
Severance	56	(22)	34	—
Selling, General and Administrative
Severance	7,644	(2,840)	4,804	0.11
Acquisition-related (b)	1,377	(231)	1,146	0.03
Fair value adjustment to contingent consideration (c)	(94)	37	(57)	—
Acquired in-process research and development	300	(117)	183	—
Amortization of intangibles	1,224	(469)	755	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	258	(101)	157	—

Non-GAAP net income	$16,408	$(4,886)	$11,522	$0.26

Diluted shares				45,000

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(Unaudited, in thousands except per share amounts)
	Nine Months Ended
	September 30, 2017
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$24,601	$(3,884)	$20,717	$0.42

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	15,215	(5,702)	9,513	0.19
Inventory mark-up related to acquisitions	3,121	(1,214)	1,907	0.04
Selling, General and Administrative
Severance	1,740	(677)	1,063	0.02
Acquisition-related (b)	5,017	(1,501)	3,516	0.07
Fair value adjustment to contingent consideration (c)	39	(15)	24	—
Long-term asset impairment charge (d)	86	(33)	53	—
Acquired in-process research and development	12,136	(97)	12,039	0.25
Amortization of intangibles	4,202	(1,621)	2,581	0.05
Special legal expense (e)	10,615	(4,129)	6,486	0.13
Other (Income) Expense
Gain on bargain purchase (f)	(10,796)	—	(10,796)	(0.22)
Amortization of long-term debt issuance costs	514	(200)	314	0.01

Non-GAAP net income	$66,490	$(19,073)	$47,417	$0.96

Diluted shares				49,555

	Nine Months Ended
	September 30, 2016
	Pre-Tax	Tax Impact (a)	After-Tax	Per Share Impact
GAAP net income	$15,764	$(3,149)	$12,615	$0.28

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,688	(3,939)	6,749	0.15
Inventory mark-up related to acquisitions	1,409	(548)	861	0.02
Severance	56	(22)	34	—
Selling, General and Administrative
Severance	9,422	(3,532)	5,890	0.13
Acquisition-related (b)	3,750	(1,154)	2,596	0.06
Fair value adjustment to contingent consideration (c)	99	(38)	61	—
Long-term asset impairment charge (d)	88	(34)	54	—
Acquired in-process research and development	400	(156)	244	0.01
Amortization of intangibles	2,869	(1,096)	1,773	0.04
Other (Income) Expense
Amortization of long-term debt issuance costs	779	(303)	476	0.01

Non-GAAP net income	$45,324	$(13,971)	$31,353	$0.70

Diluted shares				44,763

(a)	Reflects the tax effect associated with pre-tax income and the non-GAAP adjustments

(b)	Represents costs related to acquisitions

(c)	Represents changes in the fair value of contingent consideration liabilities and contingent receivables as a result of acquisitions

(d)	Represents abandoned patents

(e)	Costs incurred in responding to an inquiry from the U.S. Department of Justice

(f)	Represents the gain on bargain purchase realized from the acquisition of the critical care division of Argon Medical Devices, Inc.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP),
and Core Revenue on a Constant Currency Basis (Non-GAAP)
(Unaudited, in thousands)
		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2017	2016	% Change	2017	2016
Reported Revenue	14.2%	$179,337	$156,975	20.4%	$536,955	$446,123

Add: Impact of foreign exchange (a)		(1,033)	—		2,139	—

Constant Currency Revenue	13.6%	$178,304	$156,975	20.8%	$539,094	$446,123

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2017	2016	% Change	2017	2016
Reported Revenue	14.2%	$179,337	$156,975	20.4%	$536,955	$446,123

Less: Revenue from certain acquisitions (b)		(14,360)	—		(52,586)	—

Core Revenue	5.1%	$164,977	$156,975	8.6%	$484,369	$446,123

Add: Impact of foreign exchange on core revenue (a)		(969)	—		1,677	—

Core revenue on a constant currency basis	4.5%	$164,008	$156,975	8.9%	$486,046	$446,123

(a) The constant currency revenue adjustments of $(1.0) million and $2.1 million to reported revenue, as well as the constant currency adjustments of $(1.0) million and $1.7 million to core revenue, for the three and nine-month periods ended September 30, 2017, respectively, were calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2016, respectively.

(b) Represents revenue from the acquisitions of the HeRO Graft in February 2016 (excluding January 2017 revenue); DFINE, Inc. (through June) in July 2016; the assets of Catheter Connections, Inc. in January 2017; the critical care division of Argon Medical Devices, Inc. in January 2017, Osseon LLC in July 2017; Laurane Medical S.A.S. in August 2017.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)
(Unaudited, in thousands)
(As a percentage of reported revenue)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
Reported Gross Margin	44.9%	43.2%	44.8%	43.7%

Add back impact of:
Amortization of intangibles	3.1%	2.8%	2.8%	2.4%
Inventory mark-up related to acquisitions	0.1%	0.8%	0.6%	0.3%

Non-GAAP Gross Margin	48.1%	46.8%	48.2%	46.4%

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force totaling approximately 290 individuals. Merit employs approximately 4,700 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Yishun, Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, net income, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include risks relating to Merit's potential inability to successfully manage growth through acquisitions, including the inability to commercialize technology acquired through completed, proposed or future transactions; product recalls and product liability claims; expenditures relating to research, development, testing and regulatory approval or clearance of Merit's products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; reforms to the 510(k) process administered by the U.S. Food and Drug Administration; restrictions on Merit's liquidity or business operations resulting from its current debt agreements; infringement of Merit's technology or the assertion that Merit's technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit's employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit's revenues among a few products and procedures; development of new products and technology that could render Merit's existing products obsolete; market acceptance of new products; volatility in the market price of Merit's common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2016 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

TRADEMARKS
Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., in the United States and other jurisdictions.

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